As filed with the Securities and Exchange Commission on October 19, 2004
                                                     Registration No. 333-103072
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          THE CHILDREN'S INTERNET, INC.
                 (Name of small business issuer in its Charter)

              Nevada                            7374                   20-1290331
---------------------------------  ----------------------------  ----------------------
  (State or other jurisdiction     (Primary Standard Industrial      (IRS Employer
of incorporation or organization)   Classification Code Number)  Identification Number)

                           5000 Hopyard Rd., Suite 320
                          Pleasanton, California 94588
                                 (925) 737-0144
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

             Sholeh Hamedani, President and Chief Executive Officer
                          The Children's Internet, Inc.
                           5000 Hopyard Rd., Suite 320
                          Pleasanton, California 94588
                                 (925) 737-0144
           (Name, address, including zip code, and telephone number of agent for service of process)

                                   Copies to:
                           Michelle Kramish Kain, Esq.
                           Michelle Kramish Kain, P.A.
                      750 Southeast Third Avenue, Suite 100
                            Fort Lauderdale, FL 33316
                                 (954) 768-0678

                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 amends the Registration Statement on Form SB-2 (Registration No. 333-103072 ) (the "Registration Statement") on which The Children's Internet, Inc. (the "Registrant") registered 1,118,500 shares of common stock of the Registrant (the "Selling Stockholder Shares") to be offered and sold by certain selling stockholders of the Registrant (the "Selling Stockholders"), and 4,000,000 shares of common stock of the Registrant (the "Registrant Shares") to be sold in a direct public offering by the Registrant for the benefit of the Registrant as described in the Registration Statement.

      The Securities and Exchange Commission declared the Registration Statement effective on May 5, 2004. The Registrant has determined not to proceed with the direct public offering of the Registrant Shares as described in the Registration Statement. Accordingly, this Post-Effective Amendment is being filed to deregister only the 4,000,000 Registrant Shares, all of which remain unsold. None of the Selling Stockholder Shares are being deregistered by this Post-Effective Amendment No. 1.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on October 19, 2004.

                                        THE CHILDRENS INTERNET, INC.


                                        By: /s/ Sholeh Hamedani
                                           -------------------------------------
                                           Sholeh Hamedani
                                           President, Chief Executive Officer,
                                           Chief Financial Officer, Director

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on October 19, 2004.

           SIGNATURE                                     TITLE
           ---------                                     -----


/s/ Sholeh Hamedani                             Chief Executive Officer
-----------------------------------             (Principal Executive Officer)
Sholeh Hamedani


/s/ Sholeh Hamedani                             Chief Financial Officer
-----------------------------------             (Principal Financial Officer,
Sholeh Hamedani                                 Controller)


/s/ Jamshid Ghosseiri                           Secretary, Director
-----------------------------------
Jamshid Ghosseiri


/s/ Tyler Wheeler                               Director
-----------------------------------
Tyler Wheeler


/s/ Roger Campos, Esq.                          Director
-----------------------------------
Roger Campos, Esq.


/s/ Dale Boehm                                  Director
-----------------------------------
Dale Boehm